EXHIBIT 23.2
                           CONSENT OF BDO SEIDMAN, LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 13, 2004 (except for Note 16, paragraph 3 (Legal Proceedings) as to which the date is March 1, 2004, and Note 13, paragraph 3, as to which the date is March 12, 2004), relating to the consolidated financial statements of Relm Wireless Corporation, which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



Miami, Florida
April 6, 2004

/s/ BDO Seidman, LLP